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                                                                    EXHIBIT 10.4

                          GUARANTY OF WIRELESS REVENUE

     This Guaranty of Wireless Revenue (this "GUARANTY") is made as of February 14, 2002 by and between Verizon Information Services Inc., a Delaware corporation ("GUARANTOR"), and TSI Telecommunication Services Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

     WHEREAS, Guarantor, the Company, TSI Telecommunication Holdings, Inc., a Delaware corporation ("BUYER"), and TSI Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Buyer ("MERGER SUB"), have entered into that certain Amended and Restated Agreement of Merger dated as of December 7, 2001, as amended and restated as of January 14, 2002 (as amended through the date hereof, the "MERGER AGREEMENT"), pursuant to which Buyer will acquire the Company through a merger in which Merger Sub merges with and into the Company, with the Company being the surviving corporation;

     WHEREAS, Guarantor is a wholly owned Subsidiary of Verizon Communications Inc. ("VERIZON"); and

     WHEREAS, Buyer's and Merger Sub's obligations to effect the Closing is conditioned upon Guarantor's execution and delivery of this Guaranty at the Closing.

                                    AGREEMENT

     NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Buyer to effect the Closing and consummate the transactions contemplated by the Merger Agreement, Guarantor and Company hereby agree as follows:

     1. GUARANTY. Subject to the terms of this Guaranty, Guarantor shall guaranty that the aggregate amount of Wireless Revenue during the Term shall be at least equal to the sum of the Annual Revenue Targets for each Fiscal Year during the Term.

     2.   DEFINITIONS.

          (a)  For the purposes of this Guaranty:

          "ANNUAL REVENUE TARGET" means, with respect to any Fiscal Year during the Term, the sum of the Quarterly Revenue Targets for each Fiscal Quarter during such Fiscal Year, as such Quarterly Revenue Targets may be adjusted in accordance with the terms of paragraph 5 of this Guaranty.

          "CHANGE OF CONTROL" means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act and Sections 13(d) and 14(d) of the Securities Exchange Act) that is or includes a Person who is a Competitor prior to such transaction or transactions becomes the direct or indirect "beneficial

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owner" (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power entitled to vote in the election of directors of the Company, (ii) any merger, consolidation, reorganization or other business combination with a Person who is a Competitor prior to such transaction in which the Company does not survive, (iii) any merger, consolidation, reorganization or other business combination with a Person who is a Competitor prior to such transaction in which the Company survives, but the shares of the Company's common stock outstanding immediately prior to such merger, consolidation, reorganization or other business combination represent 50% or less of the voting power of the Company after such merger, consolidation, reorganization or other business combination and (iv) any transaction or series of transactions in which assets comprising more than 50% of the total assets of the Company and its Subsidiaries (in value) are sold to a Person who is a Competitor prior to such transaction or transactions.

          "COMPETITOR" means any Person who is principally engaged in the provision of wireless or wireline telecommunications services or is controlled, directly or indirectly, by any Person that is principally engaged in the provision of wireless or wireline telecommunications services.

          "FISCAL PERIOD" means any Fiscal Quarter or Fiscal Year.

          "FISCAL QUARTER" means any three-month period ending on each of March 31, June 30, September 30 and December 31; PROVIDED, however, that for purposes of this Guaranty, the initial Fiscal Quarter of 2002 shall begin on the Closing Date and end on June 30, 2002.

          "FISCAL YEAR" means any twelve-month period ending December 31.

          "QUARTERLY REVENUE TARGET" means, with respect to any Fiscal Quarter during the Term, the revenue target for such Fiscal Quarter set forth in Annex A hereto, as such target may be adjusted in accordance with the terms of paragraph 5 of this Guaranty.

          "SERVICES" means all products or services purchased from the Company or any of its Subsidiaries.

          "TERM" means the period beginning on the Closing Date and ending on December 31, 2005 (or, if earlier, on the last day of any Fiscal Quarter in which there occurs a Change of Control).

          "VERIZON ENTITIES" means, as of the date hereof, each of (i) Verizon Wireless, (ii) (a) any Affiliate of Verizon or Verizon Wireless or (b) Persons with which Verizon Wireless or its Controlled Affiliates currently has a management contract or affiliation agreement and that is, in each of cases (a) and (b), engaged in the provision of wireless telecommunications services and
(iii) the successors, assigns and transferees of any of the foregoing (including, without limitation, the surviving corporation or entity in any merger, consolidation, spin-off, reorganization or other business combination involving any of the foregoing and any transferee of all or substantially all of the assets of any of the foregoing); PROVIDED that Verizon Entities shall not include (x) any Person whose assets or stock or other equity interests are acquired by

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Verizon Wireless and its Affiliates after the Closing Date or (y) any Affiliate of Verizon or Verizon Wireless whose principal operations are outside of the United States of America.

          "VERIZON WIRELESS" means Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership.

          "WIRELESS REVENUE" means, with respect to any Fiscal Period, the amount of revenue accrued by the Company and its Subsidiaries from the sale of Services to the Verizon Entities during such Fiscal Period; PROVIDED that if any Contract for the sale of Services to any of the Verizon Entities provides for the payment of a lump sum or contingent payment that is not either (1) specifically attributable to a particular Fiscal Quarter or (2) specifically allocated to the last Fiscal Quarter during the term of such Contract by the terms of such Contract, then such lump sum or contingent payment shall be divided evenly over the term of such Contract; PROVIDED FURTHER that Wireless Revenue shall not include (without duplication) (i) any pass-through revenue (i.e., revenue on which the Company earns substantially no margin) accrued by the Company and its Subsidiaries during such Fiscal Period from the provision of any Service that is provided to a Verizon Entity as of the date hereof and relates to SS7 database look-ups and (ii) any amount billed by the Company during such Fiscal Period for Services that any Verizon Entity has (x) disputed in writing or (y) failed to pay within 90 days of such amount being due, whether or not the Company has accrued any revenue in connection with such amounts billed; PROVIDED STILL FURTHER that the amount set forth in the immediately preceding proviso shall be deemed Wireless Revenue with respect to any subsequent Fiscal Period to the extent that it is paid by the Verizon Entities in such subsequent Fiscal Period; PROVIDED STILL FURTHER that, with respect to any Service that is not provided to a Verizon Entity as of the date hereof, Guarantor will consider in good faith the Company's requests to exclude from Wireless Revenue revenues on which telecommunication service providers generally earn substantially no margin.

          (b) Capitalized terms used herein without definition shall have the meanings assigned to them in the Merger Agreement.

     3.   QUARTERLY STATEMENTS AND PAYMENTS.

          (a) QUARTERLY STATEMENTS. No later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year during the Term (or in the case of the Fiscal Year ending December 31, 2002, the Fiscal Quarters ending June 30 and September 30), the Company shall deliver to Guarantor a statement (certified as having been prepared in accordance with the terms hereof by the Company's chief financial officer) (a "QUARTERLY STATEMENT") setting forth:

               (i) the amount of Wireless Revenue for such Fiscal Quarter; PROVIDED that the first Quarterly Statement shall set forth the amount of Wireless Revenue for the period beginning on the Closing Date and ending on June 30, 2002;

               (ii) the sum of (A) the aggregate amount of Wireless Revenue for such Fiscal Quarter and all prior Fiscal Quarters during the same Fiscal Year and (B) the quotient obtained by dividing (1) the aggregate amount of all Quarterly Payments for all prior Fiscal

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Quarters during the same Fiscal Year by (2) 0.825 (such amount, the "AGGREGATE
QUARTERLY WIRELESS REVENUE");

               (iii) the sum of the Quarterly Revenue Targets for such Fiscal Quarter and all prior Fiscal Quarters during the same Fiscal Year (such sum, the "AGGREGATE QUARTERLY REVENUE TARGET"); and

               (iv) the amount by which the Aggregate Quarterly Wireless Revenue exceeded the Aggregate Quarterly Revenue Target (such amount, the "AGGREGATE QUARTERLY EXCESS") or the amount by which the Aggregate Quarterly Wireless Revenue was less than the Aggregate Quarterly Revenue Target (such amount, the "AGGREGATE QUARTERLY SHORTFALL").

          (b) QUARTERLY PAYMENTS. If, as set forth in any Quarterly Statement, there is an Aggregate Quarterly Shortfall, Guarantor shall pay to the Company, no later than 20 days after Guarantor's receipt of such Quarterly Statement, an amount in cash equal to 61.875% of the Aggregate Quarterly Shortfall (a "QUARTERLY PAYMENT").

     4.   ANNUAL STATEMENTS AND RECONCILIATION.

          (a) ANNUAL STATEMENTS. No later than 90 days after the end of each Fiscal Year during the Term, the Company shall deliver to Guarantor a copy of the Company's audited financial statements for such Fiscal Year together with a statement by the Company's independent certified accountants (an "ANNUAL STATEMENT") setting forth:

               (i) the amount of Wireless Revenue for such Fiscal Year;

               (ii) the sum of (A) the amount of Wireless Revenue for such Fiscal Year and (B) the quotient obtained by dividing (1) the aggregate amount of all Quarterly Payments for such Fiscal Year by (2) 0.825 (such sum, the "ANNUAL WIRELESS REVENUE"); and

               (iii) the amount by which the Annual Wireless Revenue exceeded the Annual Revenue Target for such Fiscal Year (such amount, the "ANNUAL EXCESS") or the amount by which the Annual Wireless Revenue was less than the Annual Revenue Target for such Fiscal Year (such amount, the "ANNUAL SHORTFALL").

          (b) LIST OF VERIZON ENTITIES. Prior to January 31 of each Fiscal Year, beginning in 2003, Guarantor shall provide the Company with a list of the Verizon Entities for the preceding Fiscal Year.

          (c) ANNUAL RECONCILIATION. If, as set forth in any Annual Statement, there is an Annual Shortfall at the end of any Fiscal Year, Guarantor shall pay to the Company, no later than 20 days after Guarantor's receipt of such Annual Statement, an amount in cash equal to 82.5% of the Annual Shortfall, subject to
Section 9 below. If, as set forth in any Annual Statement, there is an Annual Excess at the end of any Fiscal Year, the Company shall issue to Guarantor, no later than 20 days after Guarantor's receipt of such Annual Statement, a promissory note (a "RECONCILIATION NOTE") substantially in the form attached hereto as Annex B in an original principal amount equal to the lesser of (i) the total of all amounts paid to the Company under this Guaranty during such Fiscal Year and (ii) 82.5% of the Annual Excess.

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     5.   TAX TREATMENT. The parties shall treat any payments made under this
Guaranty as ordinary income to the payee and as a deductible expense to the payor and shall report, act and file in all respects and for all purposes consistent with such treatment.

     6.   SERVICE INTERRUPTIONS; PRODUCT OFFERINGS.

          (a) If in any Fiscal Period during the Term a Verizon Entity is entitled to a credit from the Company pursuant to a Contract for a Service as a result of any disruption in the provision of such Service, the Quarterly Revenue Targets for the related Fiscal Period shall be reduced by the amount of such credit.

          (b) If in the Fiscal Years ending December 31, 2004 and 2005, the Company (i) discontinues any Service provided to a Verizon Entity and the Verizon Entity has not agreed in writing to the discontinuance of such Service (or has objected in writing to the discontinuance of such Service) and (ii) does not provide a functionally similar Service to replace the discontinued Service, then beginning in the first Fiscal Quarter after the Service is discontinued until the Company provides a functionally similar replacement Service, the remaining Quarterly Revenue Targets during the Term shall be reduced in an amount equal to three times the average monthly invoice to such Verizon Entity for such Service during the twelve-month period ending on the date such Service is discontinued if such date is the end of a month (and if not, at the end of the last full month preceding the date such Service is discontinued).

     7. AUDIT RIGHTS. Upon prior written notice from Guarantor and no more than once per Fiscal Quarter, the Company agrees to provide Guarantor and its independent certified public accountants access during normal business hours to the books and records of the Company and its Subsidiaries for the purpose of determining the correctness of the determination of Wireless Revenue and the amounts set forth on any Quarterly Statement or any Annual Statement and the calculation of such amounts.

     8. ACCOUNTING POLICIES. During the Term, the Company shall not, and shall not permit its Subsidiaries to, change its accounting policies with respect to accrual and recognition of revenue from those policies of the Company that were in effect as of September 30, 2001, except to the extent such changes are required by GAAP. If any such changes are required by GAAP, all calculations made pursuant to this Guaranty shall be made without regard to such changes.

     9. DISPUTES.

          (a) To the extent that Guarantor disputes the calculation of any amount to be paid by Guarantor pursuant to Section 4(c) and such amount in dispute exceeds $50,000, then Guarantor may defer payment of such disputed amount and shall within thirty days after receipt of the calculations provided by the Company (or if later, promptly after the Company has provided Guarantor with access to its books and records) provide the Company in writing with its calculation of the amount to be paid (or credited or refunded).

          (b) The Company and Guarantor shall endeavor in good faith to resolve any disputed matters within 30 days after the Company's receipt of such calculation from Guarantor. If the Company and Guarantor are unable to resolve the disputed matters, the Company and

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Guarantor shall select a nationally known independent accounting firm (which firm shall not be E&Y or the then regular auditors of the Company (if different from E&Y) or Buyer) (the "GUARANTY ARBITER") to resolve the matters in dispute in accordance with the terms of this Guaranty. The determination of the Guaranty Arbiter in respect of the correctness of each matter remaining in dispute shall be conclusive and binding on the Company and Guarantor. The Company and Guarantor shall request the Guaranty Arbiter to (i) resolve all disputed matters within 30 days after such matters are referred to it and (ii) deliver its written decision to the Company and Guarantor, together with a brief explanation of its basis for the decision. The determination of the Guaranty Arbiter shall be based solely on presentations by the Company and Guarantor and shall not be by independent review.

          (c) The fees, costs and expenses of the Guaranty Arbiter (i) shall be borne by Guarantor in the proportion that the aggregate dollar amount of such items submitted to the Guaranty Arbiter that are unsuccessfully disputed by Guarantor (as finally determined by the Guaranty Arbiter) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by the Company in the proportion that the aggregate dollar amount of such items so submitted that are successfully disputed by Guarantor (as finally determined by the Guaranty Arbiter) bears to the aggregate dollar amount of such items so submitted.

          (d) Any amount to be paid as a result of the Guaranty Arbiter's decision shall be paid (with interest at the Prime Rate from the date such payment would have been due absent such dispute until the date paid, based upon the actual number of days elapsed and a 360-day year) no later than five business days after the written decision of the Guaranty Arbiter is sent to both parties.

     10. COMPARABLE PRICING AND SERVICE. During the Term, the Company shall, and shall cause its Subsidiaries to, provide each Service to the Verizon Entities at prices and levels of service that, in the aggregate are generally consistent with the prices and levels of service at which the Company and its Subsidiaries provide such Service to the ten largest customers of the Company and its Subsidiaries (based on the amount of revenue accrued by the Company and its Subsidiaries from such Person and its Affiliates during the last 12 full months preceding such date) other than customers that are Affiliates of Verizon.

     11. APPLICABLE LAW. This Guaranty and the legal relations between the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines (other than New York General Obligations Law, Section 5-1401).

     12. COSTS OF COLLECTION. If any party hereto commences legal action to enforce its rights hereunder, the non-prevailing party shall pay to the prevailing party all of the costs and expenses incurred by the prevailing party in connection with such legal action, including, without limitation, reasonable fees and disbursements of counsel to the prevailing party.

     13. COUNTERPARTS. This Guaranty may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided

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therein) when one or more counterparts have been signed by each party and delivered to the other party.

     14. NO ASSIGNMENT. Neither this Guaranty nor any rights or obligations under it are assignable or delegable by the Company except that the Company may assign its express rights hereunder to (i) any wholly-owned subsidiary of Buyer and (ii) any lenders of Company (as successor to Merger Sub) providing financing for the transactions contemplated by the Merger Agreement (and all extensions, renewals, replacements, refinancings and refundings thereof in whole or in part) as collateral security for such financing.

     15. AMENDMENTS; WAIVERS. This Guaranty (including the Annexes hereto) may be amended only by agreement in writing of all parties. The parties hereto agree that this Guaranty (including the Annexes hereto) also shall not be amended in a manner adverse to Lehman Commercial Paper Inc., as administrative agent for the Company's senior secured credit facility, without such entity's written consent, such consent not to be unreasonably withheld. No waiver of any provision nor consent to any exception to the terms of this Guaranty shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

     16. NO WAIVER OF RIGHTS. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

     17. HEADINGS. The descriptive headings of the Sections and subsections of this Guaranty are for convenience only and do not constitute a part of this Guaranty.

     18. SEVERABILITY. If any provision of this Guaranty is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Guaranty to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Guaranty for both parties remain valid, binding and enforceable and provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Guaranty to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

     19. NOTICES. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism, provided that any notice so given is also mailed by certified or registered mail (postage prepaid), receipt requested, or (c) sent by nationally recognized express delivery service to the parties and at the addresses specified herein or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified herein and an appropriate answerback is received, or (ii) if given by any other means, when actually received at such address. Any notice or other communication hereunder shall be delivered as follows:

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          If to the Company, addressed to:

               TSI Telecommunication Services Inc.
               201 N. Franklin Street
               Tampa, Florida 33602
               Attention:   Robert Garcia
               Facsimile:   813-273-3430

          With a copy to:

               GTCR Golder Rauner, L.L.C.
               6100 Sears Tower
               Chicago, Illinois 60606
               Attention:   David A. Donnini
                            Collin E. Roche
               Facsimile:   (312) 382-2201

          and:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois 60601
               Attention:   Stephen L. Ritchie
               Facsimile:   (312) 861-2200

          and:

               Lehman Commercial Paper Inc.
               3 World Financial Center
               New York, New York  10285
               Attention:   Andrew Keith
               Facsimile:   (212) 455-2502

          If to Guarantor:

               Verizon Information Services
               c/o Verizon Communications Inc.
               1095 Avenue of the Americas, 41st Floor
               New York, New York 10036
               Attention:   Marianne Drost
               Facsimile:   (212) 597-2558

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          With a copy to:

               Verizon Communications Inc.
               1095 Avenue of the Americas, 38th Floor
               New York, New York 10036
               Attention:   J. Goodwin Bennett
               Facsimile:   (212) 764-2432

          and:

               Verizon Communications Inc.
               1095 Avenue of the Americas, 38th Floor
               New York, New York 10036
               Attention:   Al Giammarino
               Facsimile:   (212) 395-9050

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first written above.

                                             VERIZON INFORMATION SERVICES INC.


                                             By:  /s/ Katherine J. Harless
                                                Name: Katherine J. Harless
                                                Title: President

                                             By:  /s/ Allison Wachendorfer
                                                Name: Allison Wachendorfer
                                                Title: Secretary

                                             TSI TELECOMMUNICATION SERVICES INC.


                                             By:  /s/ G. Edward Evans
                                                Name: G. Edward Evans
                                                Title: Chief Executive Officer

                                       S-1
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                                     ANNEX A
                      QUARTERLY AND ANNUAL REVENUE TARGETS

                                                         FISCAL YEAR ENDING DECEMBER 31,

                                             2002               2003            2004              2005
                                   -----------------------------------------------------------------------
Quarterly Revenue Target
         Q1                                       N/A      $  8,725,000     $  8,375,000     $  8,300,000
         Q2                             $  19,531,111      $  8,725,000     $  8,375,000     $  8,300,000
         Q3                             $  12,925,000      $  8,725,000     $  8,375,000     $  8,300,000
         Q4                             $  12,925,000      $  8,725,000     $  8,375,000     $  8,300,000
Annual Revenue Target                   $  45,381,111      $ 34,900,000     $ 33,500,000     $ 33,200,000

                                       A-1